EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-189582) and Forms S-8 (Nos. 333-142873, 333-129724, 333-123242, 333-88154, 333-88158, 333-87764) of Brooks Automation, Inc. of our reports dated November 22, 2013, relating to the 2013 consolidated financial statements, and the effectiveness of Brooks Automation, Inc.’s internal control over financial reporting as September 30, 2013, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Boston, Massachusetts
November 22, 2013